EXHIBIT 10.2

October 8, 2004

International Shipping Enterprises, Inc.
1225 Franklin Avenue, Suite 325
Garden City, New York 11530

Sunrise Securities Corp.
641 Lexington Avenue
25th Floor
New York, New York 10022

Re:          Initial Public Offering

Gentlemen:

The undersigned stockholder, officer and director of International Shipping Enterprises, Inc. (“Company”), in consideration of Sunrise Securities Corp. (“Sunrise”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1.             If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by her in accordance with the majority of the votes cast by the holders of the IPO Shares.

2.             In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within her power to cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of the IPO Shares.  The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such distribution with respect to her Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3.             In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

4.             The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Sunrise that the business combination is fair to the Company’s stockholders from a financial perspective.

5.             Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for her out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.             Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.             The undersigned will escrow her Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.             The undersigned agrees to be the Secretary and a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund.  The undersigned’s biographical information furnished to the Company and Sunrise and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933.  The undersigned’s Questionnaire furnished to the Company and Sunrise and annexed as Exhibit B hereto is true and accurate in all respects.  The undersigned represents and warrants that:

(a)           she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           she has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and she is not currently a defendant in any such criminal proceeding; and

(c)           she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.             The undersigned has full right and power, without violating any agreement by which she is bound, to enter into this letter agreement and to serve as Secretary and a member of the Board of Directors of the Company.

10.           The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Sunrise and its legal representatives or agents (including any investigative search firm retained by Sunrise) any information they may have about the undersigned’s background and finances (“Information”).  Neither Sunrise nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11.           As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of one or more ships or vessels or an operating business in the shipping industry selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

Vasiliki Papaefthymiou
Print Name of Insider

/s/ Vasiliki Papaefthymiou
Signature

Exhibit A

Vasiliki Papaefthymiou has been our secretary and a member of our board of directors since our inception.  Ms. Papaefthymiou has served as general counsel for Maritime Enterprises since October 2001, where she has advised that company on shipping, corporate and finance legal matters.  Ms. Papaefthymiou provided similar services as general counsel to Franser Shipping from October 1991 to September 2001.  Ms. Papaefthymiou received an undergraduate degree from the Law School of the University of Athens and a masters degree in Maritime Law from Southampton University in the United Kingdom.  Ms. Papaefthymiou is also admitted to practice before the Bar in Athens, Greece.